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                                                                    EXHIBIT 22

                        SUBSIDIARIES OF THE REGISTRANT

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
                                                                                                            Percentage of
                                                                                                                Voting
                                                                                                              Securities
                                                                                                               Owned by
                                                                                        Organized             Immediate
           Name of Company                                                            Under Laws of             Parent
           ---------------                                                            -------------         -------------
Atlantic Richfield Company (Registrant) ........................................        Delaware
Significant subsidiaries of Registrant in consolidated financial statements, as of December 31, 1993:
    ARCO Alaska, Inc. ..........................................................        Delaware               100.0
    ARCO Chemical Company ......................................................        Delaware                83.3
    ARCO Transportation Alaska, Inc. ...........................................        Delaware               100.0
    Vastar Resources, Inc. .....................................................        Delaware               100.0
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    The subsidiaries whose names are not listed above, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.